UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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BROADVISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2005

Dear Stockholder:

On behalf of BroadVision, Inc. (the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 10:00 a.m. local time on Tuesday, May 24, 2005, at the Company’s headquarters located at 585 Broadway, Redwood City, California. At the meeting, stockholders will be asked:

1.                To elect directors to serve for the ensuing year and until their successors are elected.

2.                To approve the issuance of shares of common stock (i) upon the conversion of convertible notes and the exercise of warrants issued and issuable pursuant to a private financing completed in November 2004 and (ii) in satisfaction of certain principal and interest payment obligations under such convertible notes.

3.                To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce (i) the total authorized number of shares from 2,010,000,000 to 223,333,333 shares, (ii) the authorized number of shares of common stock from 2,000,000,000 to 222,222,222 shares and (iii) the authorized number of shares of preferred stock from 10,000,000 to 1,111,111 shares.

4.                To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

5.                To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Notice and Proxy Statement describes these proposals in detail.

The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

We appreciate your interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

Very truly yours,

PEHONG CHEN
Chairman of the Board, President and
Chief Executive Officer

BROADVISION, INC.

585 Broadway

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2005

TO THE STOCKHOLDERS OF BROADVISION, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BROADVISION, INC., a Delaware corporation (the “Company”), will be held on Tuesday, May 24, 2005 at 10:00 a.m. local time at the Company’s headquarters located at 585 Broadway, Redwood City, California for the following purposes:

1.                To elect directors to serve for the ensuing year and until their successors are elected.

2.                To approve the issuance of shares of common stock (i) upon the conversion of convertible notes and the exercise of warrants issued and issuable pursuant to a private financing completed in November 2004 and (ii) in satisfaction of certain principal and interest payment obligations under such convertible notes.

3.                To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce (i) the total authorized number of shares from 2,010,000,000 to 223,333,333 shares, (ii) the authorized number of shares of common stock from 2,000,000,000 to 222,222,222 shares and (iii) the authorized number of shares of preferred stock from 10,000,000 to 1,111,111 shares.

4.                To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

5.                To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 19, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

WILLIAM E. MEYER
Secretary
Redwood City, California
April 22, 2005

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PRELIMINARY COPY

BROADVISION, INC.

585 Broadway

Redwood City, California 94063

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

May 24, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of BroadVision, Inc., a Delaware corporation (“BroadVision” or the “Company”), for use at the Annual Meeting of Stockholders to be held on May 24, 2005, at 10:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s headquarters located at 585 Broadway, Redwood City, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 22, 2005 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on April 19, 2005 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 19, 2005, the Company had outstanding and entitled to vote [                  ] shares of Common Stock.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. (A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.)  Abstentions and broker non-votes will be counted in determining whether a quorum is present. Abstentions will be counted towards the vote total for proposals 1 and 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, except proposal 3. For proposal 3, broker non-votes will have the same effect as “Against” votes.

VOTING PROCEDURES

Stockholders may either vote “For” all the nominees to the Board of Directors or may abstain from voting for any nominee specified. For each of the other matters to be voted on, stockholders may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in the Stockholder’s Name

Stockholders of record may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not stockholders plan to attend the meeting, we urge stockholders to vote by proxy to ensure each vote is counted. Stockholders may still attend the meeting and vote in person if they have already voted by proxy.

To vote in person, stockholders should attend the annual meeting and will receive a ballot when they arrive.

To vote using the proxy card, stockholders should simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If stockholders return the signed proxy card to us before the annual meeting, we will vote their shares as the stockholders direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If the stockholder is a beneficial owner of shares registered in the name of a broker, bank, or other agent, the stockholder should have received a proxy card and voting instructions with these proxy materials from that organization rather than from BroadVision. To vote using the proxy card, the stockholder should simply complete and mail the proxy card. To vote in person at the annual meeting, the stockholder must obtain a valid proxy from the broker, bank, or other agent. The stockholder should follow the instructions from the broker or bank included with these proxy materials, or contact the broker or bank to request a proxy form.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 585 Broadway, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is December 23, 2005. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of this year’s Annual Meeting. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

There are six nominees for the eight Board positions presently authorized pursuant to the Company’s Bylaws. Koh Boon Hwee and Carl Pascarella, current independent Board members, are not standing for re-election. Proxies will not be voted for a greater number of persons than the six named nominees. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each of the nominees listed below, except for Robert Lee, is currently a director of the Company who was previously elected by the stockholders. Mr. Lee was recommended for election to the Company’s Board by Pehong Chen, the Company’s Chairman, Chief Executive Officer and President, and was appointed to the Board in August 2004. It is the Company’s policy to invite nominees for directors to attend the Annual Meeting. None of the nominees for election as a director at the 2004 Annual Meeting of Stockholders attended such meeting.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of a substitute nominee proposed by the Company’s management. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

The names of the nominees and a brief biography for each of them are set forth below:

Name	Age	Principal Occupation/ Position Held With The Company
Pehong Chen	47	Chairman of the Board of Directors, President and Chief Executive Officer
David L. Anderson	61	Managing Director, Sutter Hill Ventures
James D. Dixon	61	Formerly an executive with bankofamerica.com
Robert Lee	56	Formerly an executive with Pacific Bell
Roderick C. McGeary	54	Formerly Chief Executive Officer, Brience, Inc.
T. Michael Nevens	55	Formerly Managing Partner, McKinsey & Company

Pehong Chen has served as Chairman of the Board, Chief Executive Officer and President of the Company since its incorporation in May 1993. From 1992 to 1993, Dr. Chen served as the Vice President of Multimedia Technology at Sybase, Inc., a supplier of client-server software products. Dr. Chen founded and, from 1989 to 1992, served as President of, Gain Technology, Inc., a provider of multimedia applications development systems, which was acquired by Sybase, Inc. Dr. Chen currently serves on the board of directors of SINA.com and Tumbleweed Communications Corp. He received a B.S. in Computer Science from National Taiwan University, an M.S. in Computer Science from Indiana University and a Ph.D. in Computer Science from the University of California at Berkeley.

David L. Anderson has served as a director of the Company since November 1993. Since 1974, Mr. Anderson has been a Managing Director of the General Partner of Sutter Hill Ventures, a venture capital investment firm. Mr. Anderson also serves on the board of directors of Dionex Corporation and

Molecular Devices Corporation, and on the board of directors of several privately held companies. He holds a B.S. in Electrical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business Administration.

James D. Dixon has served as a director of the Company since January 2003. Prior to his retirement from Bank of America in January 2002, Mr. Dixon served as an executive with bankofamerica.com. From September 1998 to February 2000, Mr. Dixon was Group Executive and Chief Information Officer of Bank of America Technology & Operations. From 1990 to 1998, before the merger of NationsBank Corporation and BankAmerica Corporation, Mr. Dixon was President of NationsBank Services, Inc. From 1986 to 1990, he also served as Chief Financial Officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank. Mr. Dixon holds a B.A. from Florida State University, a J.D. from University of Florida School of Law, and he is a graduate of the executive M.B.A. program at Stanford University. Mr. Dixon also serves on the board of directors of CheckFree Corporation, a provider of financial electronic commerce services and products, 724 Solutions Inc., a provider of mobile network technology and Rare Hospitality International, Inc., a restaurant operator and franchisor.

Robert Lee has served as a director of the Company since August 2004. Mr. Lee was a corporate Executive Vice President and President of Business Communications Services at Pacific Bell, where he established two new subsidiaries: Pacific Bell Internet Services and Pacific Bell Network Integration. During his 26 year career at Pacific Bell, Mr. Lee managed groups in operations, sales and marketing. Mr. Lee served as Executive Vice President of Marketing and Sales from 1987 to 1992. Mr. Lee serves on the board of directors of Interland, which provides web hosting for the small and medium business market, Netopia, which manufactures and sells DSL internet routers for consumers and small businesses, and Blue Shield of California, which provides health insurance to members in California. Mr. Lee holds a B.S. in Electrical Engineering from University of Southern California and an M.B.A. from University of California at Berkeley.

Roderick C. McGeary has served as a director of the Company since April 2004. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000, he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000, he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999, he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997, he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary also serves on the board of directors of BearingPoint, Inc. and Cisco Systems, Inc. Mr. McGeary is a Certified Public Accountant and holds a B.S. in Accounting from Lehigh University.

T. Michael Nevens has served as a director of the Company since April 2003. Prior to his retirement from McKinsey & Company, a management consulting firm, in December 2002, Mr. Nevens served as a director and was managing partner of McKinsey & Company’s Global High Tech Practice and founder and Chairman of its IT Vendor Relations Committee. Prior to joining McKinsey in 1980, Mr. Nevens spent five years in several staff positions with the U.S. House of Representatives and various political organizations. He also currently serves on the board of directors of Borland Software Corporation. Mr. Nevens holds a B.S. in Physics from the University of Notre Dame and an M.S. in Industrial Administration from the Krannert School of Purdue University.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that seven of the Company’s eight directors are independent directors within the meaning of the applicable Nasdaq listing standards. Dr. Chen, the Company’s Chief Executive Officer, is not “independent” within the meaning of the applicable Nasdaq listing standards.

As required under applicable Nasdaq listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled Board meetings and otherwise as needed.

Code of Business Ethics and Conduct

The Company has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all of its directors, officers and employees. The text of the Code of Conduct is posted on the Company’s website at www.broadvision.com. If the Company makes any substantive amendment to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Stockholder Communications with the Board of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate directly with the members of the Board, and stockholders are encouraged to do so. Stockholders interested in communicating with the directors may do so by addressing correspondence to a particular director, or to the Board generally, in care of BroadVision at 585 Broadway, Redwood City, California 94063. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation or Nominating Committee. Company personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 31, 2004, the Board met ten times and acted once by unanimous written consent. During the fiscal year ended December 31, 2004, each Board member except Mr. Pascarella attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. The Board dissolved its Corporate Governance Committee as of March, 2005, and vested oversight of corporate governance matters in the Audit Committee. Copies of the charters of all three of the Board’s standing committees are available on the Company’s website at www.broadvision.com. Each committee has authority to obtain advice and assistance from consultants and advisors, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of its committees meets the applicable rules and regulations regarding “independence” and that each member of its committees is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Below is a description of each of these committees.

The Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements.

The Audit Committee is presently composed of three non-employee directors: Messrs. Dixon (Chairman), Nevens and McGeary. The Board has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A) of the Nasdaq listing standards). The Board has determined that Mr. Dixon qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Dixon’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for Citizens and Southern Bank/Sovran, a predecessor company to NationsBank.

In March 2005 the Board dissolved the Corporate Governance Committee and vested oversight of corporate governance matters in the Audit Committee. The Audit Committee makes determinations as to all aspects of the Company’s corporate governance functions on behalf of the Board and makes recommendations to the Board regarding corporate governance issues. The Audit Committee is also responsible for periodically reviewing and assessing the Company’s governance principles to determine their adherence to the Company’s Code of Conduct, and recommending any changes deemed appropriate to the Board for its consideration.

In 2004, the Audit Committee met thirteen times. The Audit Committee has adopted an amended Audit Committee Charter that is attached as Appendix A to this Proxy Statement. See “Report of the Audit Committee of the Board of Directors” below.

The Compensation Committee

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and purchase plans, pension and profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs. The Company also has a Non-Officer Option Committee, established in May 1997, which awards stock options to non-officer employees and consultants, not to exceed 10,000 shares per non-officer employee and consultant per fiscal year, at or after the hiring of such employee or consultant. The Compensation Committee is presently composed of two non-employee directors: Messrs. Anderson (Chairman) and Lee. Mr. Koh, who served on the Compensation Committee in fiscal year 2004, is no longer serving on the Compensation Committee as he is not standing for re-election to the Board of Directors at the Annual Meeting. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The sole member of the Non-Officer Option Committee is Dr. Chen. In 2004, the Compensation Committee acted once by unanimous written consent.

The Nominating Committee

The Nominating Committee makes determinations as to the individuals who are to be nominated for membership to the Board. The Nominating Committee has a long standing practice of considering any qualified director candidates that are recommended by our stockholders. Stockholders who wish to recommend a director candidate for consideration by the Nominating Committee may do so in writing to the Chairman of the Nominating Committee at the following address: BroadVision, 585 Broadway, Redwood City, California 94063.

If a stockholder wishes the Nominating Committee to consider a director candidate for nomination at our next Annual Meeting, then our By-laws require that stockholder to send written notice of the recommendation no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting, which notice is otherwise in accordance with the requirements for stockholder nominations described in our By-laws. Submissions must include the candidate’s name and sufficient biographical information concerning the candidate, including age, five year employment history with employer names and a description of the employers’ businesses, whether such candidate can read and understand basic financial statements, and board memberships, if any. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. The Nominating Committee is presently composed of two non-employee directors: Messrs. Anderson (Chairman) and Lee. Mr. Pascarella, who served on the Nominating Committee in fiscal year 2004, is no longer serving on the Nominating Committee as he is not standing for re-election to the Board of Directors at the Annual Meeting. All members of the Company’s Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing requirements). In 2004, the Nominating Committee acted once by unanimous written consent.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004, which include the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2004 and the notes thereto.

Review With Management.   The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions With Independent Auditors.   The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (that relates to the auditor’s independence from the Company and its related entities) and has discussed with BDO Seidman, LLP its independence from the Company.

Conclusion.   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

AUDIT COMMITTEE
James D. Dixon, Chairman Roderick McGeary T. Michael Nevens

*                    The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

PROPOSAL 2

APPROVAL OF THE ISSUANCE OF COMMON STOCK
IN CONNECTION WITH A FINANCING TRANSACTION

BACKGROUND

On November 10, 2004, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors listed on the Schedule of Buyers thereto (the “Investors”). Under the terms of the Purchase Agreement, on November 10, 2004 the Company issued to the Investors in a private placement (the “Financing”) (i) $16 million in senior subordinated secured convertible notes (the “Notes”), (ii) warrants initially exercisable for an aggregate of up to 1,739,130 shares of the Company’s common stock at a per share exercise price of $3.58 (the “Warrants”) and (iii) additional investment rights to purchase up to an additional $4 million of Notes (together with the Notes and the Warrants, the “Securities”). Under the terms of the Notes, the Notes are initially convertible into common stock at $2.76 per share and bear interest at a rate of six percent per annum. In certain circumstances, principal and interest payment obligations can be satisfied by the issuance of shares of Common Stock in lieu of cash. The Company is prevented from issuing shares of Common Stock in satisfaction of its principal and interest payment obligations under the Notes until this Proposal 2 is approved.

STOCKHOLDER APPROVAL REQUIRED UNDER NASD RULES

The Company is subject to the rules of the National Association of Securities Dealers, Inc. (“NASD”) applicable to companies whose securities are traded on Nasdaq. Pursuant to the terms of the Securities, the Company is not obligated to issue shares of its Common Stock upon conversion of the Notes or exercise of the Warrants if the issuance of such shares of Common Stock would result in a violation of Nasdaq rules or regulations.

Rule 4350(i)(1)(D) of the NASD rules (the “20% Rule”) requires each company that is listed on Nasdaq to obtain stockholder approval prior to issuing common stock at a price less than the greater of the market value and the book value of the company’s common stock, where the amount of common stock to be issued is or will be greater than 20% of the common stock or voting power of the company outstanding prior to the entry into the agreement to issue the shares of common stock.

On November 10, 2004, the date of the Purchase Agreement, the closing bid price of the Company’s Common Stock on the Nasdaq National Market was $2.18 per share. When issued, the Notes had a conversion price of $2.76 per share and the Warrants had an exercise price of $3.58 per share. Assuming no adjustments to the conversion and exercise prices of the Notes and Warrants, the Common Stock underlying the Securities would be issued at prices that are higher than the greater of the market or book value of the Common Stock as in effect on the date of the Purchase Agreement, and the 20% Rule would not be implicated. However, certain future dilutive issuances of the Company’s stock may cause adjustments to the conversion price of the Notes and the exercise price of the Warrants, such that the per share price for which the Investors could acquire shares of the Company’s Common Stock could be less than the greater of the market value and the book value of the Company’s Common Stock as in effect on the date of the Purchase Agreement. An indeterminate number of shares of the Company’s Common Stock could be issuable upon conversion of the Notes and Warrants and in satisfaction of amortization and interest payments under the Notes. Nasdaq looks to the hypothetical maximum number of shares that could potentially be issued and the minimum price per share for which such shares could potentially be issued to determine whether the 20% Rule is implicated. Nasdaq could take the position that the issuance of Common Stock underlying the Securities could be effected at a per share price less than the greater of the market value and the book value of the Company’s Common Stock as in effect on the date of the Purchase Agreement and that an aggregate number of shares equal to or greater than 20% of the

Company’s Common Stock outstanding prior to the entry into the Purchase Agreement could be issued. As a result, stockholder approval would be required in order to exceed the 20% threshold. Accordingly, the Company is seeking such stockholder approval at this time in advance of any issuance of Common Stock that could exceed the 20% threshold.

In addition, Rule 4350(i)(1)(B) of the NASD rules requires companies that are listed on Nasdaq to obtain stockholder approval prior to issuing common stock if such issuance will result in a change of control of the issuer. Nasdaq may consider a number of factors in determining whether a change of control will occur as a result of a particular transaction, the most significant of which is an investor’s post-transaction ownership and/or voting level. If an investor acquires, or obtains the right to acquire, between 20% and 30% of the common stock or voting power of an issuer on a post-transaction basis, Nasdaq will consider certain factors in determining whether a change of control has occurred, such as whether the investor has a right to representation on the issuer’s board or to participate in management. Ownership of more than 30% of the common stock or voting power gives rise to a presumption that a change of control has occurred. A pending proposal to amend the NASD rules would provide that a change of control will be deemed to have occurred if an investor acquires, or obtains the right to acquire, 20% or more of the common stock or the voting power of an issuer on a post-transaction basis (subject to certain exceptions).

As a result of the Financing and pursuant to the terms of the Securities, no Investor is the “beneficial owner” of more than 4.99% of the Company’s Common Stock, as calculated in accordance with Section 13(d) of the Exchange Act. However, as described above, Nasdaq may consider factors other than an Investor’s beneficial ownership under the Exchange Act in determining whether a change of control has occurred. These factors could include the fact that the Notes and Warrants being issued in connection with the Financing are convertible into, and exercisable for, shares of the Company’s Common Stock at a rate that is subject to adjustment in the event of certain future dilutive issuances of the Company’s stock. Nasdaq looks to the hypothetical maximum number of shares that potentially could be issued to determine whether a change of control may occur. Because an indeterminable number of shares of the Company’s Common Stock could be issuable to the Investors under the Notes and Warrants, Nasdaq could view the issuance of Common Stock pursuant to the terms of the Notes and the Warrants as an issuance that may result in a change of control, thereby requiring stockholder approval. Accordingly, the Company is seeking such stockholder approval at this time in advance of any such issuance that may trigger this rule.

The Purchase Agreement was filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on November 10, 2004, and you are encouraged to review the full text of the Purchase Agreement. The foregoing summary of the terms of the Purchase Agreement and the Securities is qualified in its entirety by reference to the Purchase Agreement and the exhibits thereto.

VOTE REQUIRED

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting at the Annual Meeting will be required to approve this Proposal 2. Abstentions and broker non-votes are not counted for any purpose in determining whether this proposal has been approved.

If this Proposal 2 does not receive stockholder approval, the Company would not issue shares of its Common Stock in connection with the Financing if such issuance would put the Company in breach of its obligations under the rules and regulations of the NASD. In addition, the Company would be required to satisfy its principal and interest payment obligations under the Notes with cash, which could leave the Company with insufficient working capital to operate its business.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF REDUCTION IN NUMBER OF AUTHORIZED SHARES OF THE COMPANY

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the Company’s (i) total authorized number of shares from 2,010,000,000 to 223,333,333 shares, (ii) authorized number of shares of common stock from 2,000,000,000 to 222,222,222 shares and (iii) authorized number of shares of preferred stock from 10,000,000 to 1,111,111 shares.  If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors is requesting approval of the reduction in the Company’s authorized shares to reduce the amount of annual franchise fees that the Company is required to pay as a result of being incorporated in Delaware.  The annual franchise fee in Delaware is calculated based on the number of shares of stock that a company has authorized for issuance.

THIS PROPOSAL DOES NOT RELATE TO ANY PLANNED STOCK SPLIT OR REVERSE STOCK SPLIT. IN NO EVENT WILL APPROVAL OF THIS PROPOSAL RESULT IN ANY CHANGE IN THE NUMBER OF SHARES OF COMPANY COMMON STOCK THAT ARE CURRENTLY ISSUED AND OUTSTANDING.

A reduction in the number of shares authorized for issuance may mean that the Company has insufficient shares available for issuance in connection with a stock dividend, raising additional capital, acquiring other businesses, establishing strategic relationships with corporate partners or providing equity incentives to employees and officers or for other corporate purposes.  If the Board of Directors determines that it is necessary or appropriate to issue additional shares beyond those authorized for issuance, a future amendment to the Company’s Amended and Restated Certificate of Incorporation may be required, which would require stockholder approval.

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock will be required to approve this amendment to the Company’s Amended and Restated Certificate of Incorporation.  As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.  BDO Seidman, LLP has audited the Company’s financial statements beginning with the fiscal year ended December 31, 2002 financial statements.  Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise; however, the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of BDO Seidman, LLP.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2004 and December 31, 2003 by BDO Seidman, LLP, the Company’s principal accountant.  All fees described were approved by the Audit Committee.

Audit Fees.   Audit fees billed were $890,000 and $385,996 for the years ended December 31, 2004 and December 31, 2003, respectively.  The fees were for professional services rendered for the audits of the Company’s consolidated financial statements, reviews of the financial statements included in the Company’s quarterly reports, consultations on matters that arose during our audit and reviews of SEC registration statements.

Audit-Related Fees.   No audit-related fees were billed in the years ended December 31, 2004 and December 31, 2003.

Tax Fees.   Tax fees billed were $173,895 and $220,720 for the years ended December 31, 2004 and December 31, 2003, respectively.  The tax fees were for professional services related to tax compliance, tax advice and tax planning.

All Other Fees.   There were no other fees billed in the years ended December 31, 2004 and December 31, 2003.

The Audit Committee has determined that the rendering of the services other than audit services by BDO Seidman, LLP is compatible with maintaining the principal accountant’s independence.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditor, BDO Seidman, LLP.  The policy generally pre-approves specified services in the defined categories of audit services audit-related services, and tax services up to specified amounts.  Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the Company’s independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service.  The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of January 31, 2005 by: (a) all current directors and each nominee for director; (b) each of the executive officers named in the Summary Compensation Table; (c) all executive officers and directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Pehong Chen(2)	7,290,773	20.61%
William E. Meyer(3)	120,000	*
Alex Kormushoff(4)	38,437	*
James Warren Utt(5)	—	*
David L. Anderson(6)	67,193	*
James D. Dixon(4)	32,500	*
Koh Boon Hwee(7)	201,737	*
Robert Lee(4)	8,750	*
Roderick C. McGeary(4)	13,750	*
T. Michael Nevens(4)	28,750	*
Carl Pascarella(4)	22,305	*
All current directors and executive officers as a group (10 persons)(8)	7,824,734	22.18%

*                    Less than one percent.

(1)          This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 33,962,940 shares outstanding on January 31, 2005, adjusted as required by rules promulgated by the SEC. The Company’s directors and executive officers can be reached c/o BroadVision, Inc., 585 Broadway, Redwood City, California 94063.

(2)          Includes 5,874,985 shares held in trust by Dr. Chen and his wife for their benefit and 1,415,788 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of January 31, 2005. Excludes 300,000 shares of common stock held in trust by independent trustees for the benefit of Dr. Chen’s children.

(3)          Includes 120,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of January 31, 2005.

(4)          Represents shares of common stock issuable upon the exercise of stock options exercisable within 60 days of January 31, 2005.

(5)          Mr. Utt resigned as Senior Vice President, Worldwide Field Operations effective July 2, 2004.

(6)          Includes 36,899 shares of common stock issuable upon the exercise of a stock option exercisable within 60 days of January 31, 2005 and 30,833 shares held by The Anderson Living Trust, of which Mr. Anderson is Trustee.

(7)          Includes 60,000 shares of common stock held by Seven Seas Group Ltd., in which Mr. Koh holds a controlling interest, and 12,633 shares of common stock issuable upon the exercise of a stock option exercisable within 60 days of January 31, 2005.

(8)          Includes the information contained in the notes above, as applicable, for directors and executive officers of the Company as of January 31, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that the Form 3 was filed late for Mr. McGeary.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance of Board and Committee meetings in accordance with Company policy.

Each director of the Company is eligible to receive stock option grants under the Company’s 1996 Equity Incentive Plan (the “Incentive Plan”). As of January 31, 2005, non-employee directors held options to purchase an aggregate of 454,603 shares of the Company’s common stock.

During the last fiscal year, the Company granted options for an aggregate of 120,000 shares to the non-employee directors of the Company at an exercise price per share of $2.72. The fair market value of such common stock on the date of grant was $2.72 per share (based on the definition of fair market value under the Incentive Plan).

COMPENSATION oF eXECUTIVE oFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2002, 2003 and 2004, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer, its other two most highly compensated executive officers at December 31, 2004 and one individual who was an executive officer until his departure during fiscal year 2004 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Annual Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)	All Other Annual Compensation ($)
Pehong Chen(3)	2004	$350,000	—	—	—	—
Chairman of the Board,	2003	350,000	—	—	—	—
President and Chief	2002	291,666	—	—	700,000	—
Executive Officer
William E. Meyer(4)	2004	$224,000	$10,000	—	—	—
Executive Vice	2003	168,000	10,000	—	240,000	—
President and
Chief Financial Officer
Alex Kormushoff(5)	2004	$205,000	—	—	200,000	$56,250
Senior Vice President,	2003	200,000	$18,750	—	—	—
Global Services	2002	41,667	6,250		65,000	—
James Warren Utt(6)	2004	$100,000	—	110,000	—	$97,502
Senior Vice President,	2003	200,000	—	—	—	47,116
Worldwide Field Operations	2002	87,131	—	—	100,000	—

(1)    Includes amounts earned but deferred at the election of the Named Executive Officers under the Company’s 401(k) plan.

(2)    As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain “perquisites” where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.

(3)    Does not include $350,000 in salary for August 1, 2001 through July 31, 2002 that Dr. Chen elected to forego because the Company did not reach certain financial goals. Dr. Chen’s 2002 salary includes $145,833 in salary from August 1, 2002 through December 31, 2002 that Dr. Chen elected to defer until certain financial goals were met. In 2003, such goals were achieved and the deferred salary was paid out.

(4)    Mr. Meyer joined the Company as Executive Vice President and Chief Financial Officer on April 1, 2003.

(5)    Mr. Kormushoff joined the Company on September 23, 2002 and became Senior Vice President, Global Services on July 1, 2003. In October 2004, Mr. Kormushoff became Senior Vice President, Worldwide Field Operations. Other compensation paid to Mr. Kormushoff includes payment of commissions on sales.

(6)    Mr. Utt joined the Company on June 28, 2002 and served as Senior Vice President, Worldwide Field Operations from July 1, 2003 until his departure from the Company in July 2004. All other compensation paid to Mr. Utt in 2003 includes payment of commissions on sales. Other compensation paid to Mr. Utt in 2004 includes $110,000 in severance payments and payment of commissions on sales.

STOCK OPTION GRANTS AND EXERCISES

The Company grants options to its executive officers under its Incentive Plan. As of December 31, 2004, options to purchase a total of 6,741,127 shares were outstanding under the Incentive Plan and options to purchase 4,497,326 shares remained available for grant.

The following tables show for the fiscal year ended December 31, 2004 certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Reliable
	Number of	Percent Of			Value At Assumed
	Securities	Total Options			Annual Rates Of Stock
	Underlying	Granted to	Exercise Price		Price Appreciation
	Options	Employees In	Per Share	Expiration	For Option Term(3)
Name	Granted	Fiscal 2004 (%)(1)	($/Sh)(2)	Date	5% ($)	10% ($)
Pehong Chen	—	—	—	—	—	—
William E. Meyer	—	—	—	—	—	—
Alex Kormushoff	200,000	14.60	2.55	10/18/14	321,300	810,900
Warren Utt	—	—	—	—	—	—

(1)          Based on options to purchase 1,370,070 shares granted in 2004.

(2)          The exercise price per share of each option was equal to the closing sale price of the common stock as quoted on the Nasdaq Stock Market’s National System on the day prior to the date of grant.

(3)          The potential realizable value is based on the term of the option at its time of grant, which is ten years. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock. The five percent and ten percent columns represent assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

FISCAL YEAR-END OPTION VALUES OF UNEXERCISED OPTIONS

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004 (#)(2)		Value of Unexercised In-The- Money Options at December 31, 2004($)(3)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Pehong Chen	—	—	1,340,788	363,656	205,954	174,268
William E. Meyer	—	—	105,000	135,000	—	—
Alex Kormushoff	—	—	21,874	221,459	1,667	38,333
Warren Utt	—	—	—	—	—	—

(1)          Value received is based on the per share deemed values of the Company’s common stock on the date of exercise, determined after the date of grant solely for financial accounting purposes, less the exercise price, without taking into account any taxes that may be payable in connection the transaction.

(2)          Reflects vested and unvested shares at December 31, 2004. Options granted are immediately exercisable, but are subject to the Company’s right to repurchase unvested shares on termination of employment.

(3)          Fair market value of the Company’s common stock at December 31, 2004, which was $2.75 per share, less the exercise price of the options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of the December 31, 2004.

Equity Compensation Plan Information

Number of securities
		Weighted-average	remaining available for
		exercise price of	issuance under equity
	Number of securities to be	outstanding	compensation plans
	issued upon exercise of	options,	(excluding securities
	outstanding options,	warrants and	reflected
	warrants and rights	rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,032,019	$23.05	3,224,522
Equity compensation plans not approved by security holders(2)	3,448,238	$6.67	1,272,804
Total	8,480,257	$16.39	4,497,326

(1)          Includes the following: Incentive Plan, Employee Stock Purchase Plan, 1993 Interleaf Stock Option Plan and 1994 Interleaf Employee Stock Option Plan.

(2)          Includes the following: the 2000 Non-Officer Equity Incentive Plan (the “2000 Non-Officer Plan”) and non-plan grants.

The Company’s 2000 Non-Officer Plan, which was in effect as of December 31, 2002, was adopted by the Board in 2000 and provided for grants of (a) Nonstatutory Stock Options, (b) stock bonuses and (c) rights to purchase restricted stock, to employees (who are not officers or directors of the Company) and consultants of the Company. Stockholder approval of the 2000 Non-Officer Plan and amendments thereto have not been required to date. An aggregate of 666,667 (as adjusted for subsequent stock splits) shares of common stock were initially reserved for issuance under the plan. Certain other provisions of the 2000 Non-Officer Plan are as follows:

•        Eligibility.   Nonstatutory stock options, stock bonuses and rights to purchase restricted stock may be granted under the 2000 Non-Officer Plan only to employees (who are not officers or directors of the Company) and consultants of the Company and its affiliates.

•        Terms of Options.   The exercise price for nonstatutory stock options available for grant under the 2000 Non-Officer Plan shall be determined by the Board and shall not be less than 85% of the fair market value of the stock subject to the option on the date of grant. Payment of the exercise price may be in the form of either (a) cash at the time the option is exercised or (b) at the discretion of the Board or the Non-Officer Option Committee, at the time of the grant of the option, (a) by delivery to the Company of other common stock of the Company, (b) according to a deferred payment or other arrangement or (c) in any other form of legal consideration that may be acceptable to the Board. The term of a nonstatutory stock option granted under the 2000 Non-Officer Plan may not exceed ten years. Options under the 2000 Non-Officer Plan typically vest at the rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter until fully vested or the optionholder’s service to the Company has terminated. The Board has the power to accelerate the time during which an option may vest or be exercised and may also authorize the modification of any outstanding option with the consent of the optionholder.

•        Adjustment Provisions.   The number of shares available for future grant and for outstanding but unexercised options and the exercise price of outstanding options are subject to adjustment for any merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar transaction.

•        Corporate Transactions.   The 2000 Non-Officer Plan provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger or consolidation with or into any other entity or person in which the Company is not the continuing or surviving entity or in which the Company is the surviving entity but the shares of Common Stock outstanding immediately prior to the transaction are converted by virtue of the transaction into other property, then any surviving corporation shall either assume options outstanding under the 2000 Non-Officer Plan or substitute similar options for those outstanding under the 2000 Non-Officer Plan (including an award to acquire the same consideration paid to stockholders in the change in control). If any surviving corporation does not either assume options outstanding under the 2000 Non-Officer Plan, or substitute similar options, then, with respect to stock awards held by persons then performing services as employees, directors or consultants, the time during which such stock awards may be exercised shall be accelerated and the stock awards terminated if not exercised prior to such event. With respect to any other stock awards outstanding under the 2000 Non-Officer Plan, such stock awards shall terminate if not exercised prior to such event. The acceleration of options in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

SEVERANCE PLAN AND SEPARATION AGREEMENT

Executive Severance Benefit Plan.   The Company’s Executive Severance Benefit Plan (the “Severance Plan”) was established effective on May 22, 2003. The purpose of the Severance Plan is to provide for the payment of severance benefits to certain eligible employees of the Company whose employment with the Company is involuntarily terminated. For purposes of the Severance Plan, an eligible employee is defined as an employee of the Company (i) who (a) reports directly to the CEO of the Company (“Group 1”) or (b) is a Senior Vice President or the Vice President and Corporate Financial Controller of the Company and does not report directly to the CEO (“Group 2”), (ii) whose employment is terminated by the Company pursuant to an involuntary termination without cause or a reduction in force and (ii) who is notified by the Company in writing that he or she is eligible for participation in the Plan. The determination of whether an employee is an eligible employee is made by the Company, in its sole discretion; severance payments and benefits are made according to which Group an employee is in.

Pursuant to the Severance Plan, each eligible employee receives a cash severance benefit in accordance with the Company’s then current payroll practices and continued premium payments of their employee benefits plans as follows:

Group 1

Completed Months of Continuous Employment	Months of Base Salary/Continued Benefits
0 -3 months	3 months
4 -12 months	6 months
13 or more months	6 months plus 1/4 month per each completed month of continuous employment after 12 months up to a maximum of 9 months

Group 2

Completed Months of Continuous Employment	Months of Base Salary/Continued Benefits
0 -3 months	2 months
4 -12 months	4 months
13 or more months	4 months plus 1/6 month per each completed month of continuous employment after 12 months up to a maximum of 6 months

Messrs. Kormushoff and Meyer are both in Group 1. Mr. Meyer’s offer letter modifies his rights under the Severance Plan by providing that he will be entitled to nine months severance after 15 months of continuous employment and in the event of a change in control, 50% of the unvested shares subject to his outstanding stock options shall vest and become exercisable.

Separation Agreement Between the Company and Warren Utt.   Mr. Utt resigned from his position as Senior Vice President, Worldwide Field Operations and all other corporate offices and positions he held with the Company, effective July 1, 2004. The Company agreed to provide Mr. Utt with nine months of continued payments of his base salary, payable semi-monthly through March 2005, and a one time payment of $10,000. In addition, Mr. Utt received his commissions through the second quarter of 2004. Mr. Utt executed a release of claims in favor of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION*

As noted above, the Compensation Committee of the Board of Directors (the “Committee”) is currently composed of the non-employee directors identified at the end of this report. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member. The Committee is responsible for setting and administering the policies which govern annual performance, and determines the compensation of the Chief Executive Officer (“CEO”) and other executive officers of the Company.

COMPENSATION PHILOSOPHY

The objectives of the Company’s executive compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align the financial interests of executive officers with the performance of the Company, to ensure a direct relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company’s business objectives and to reward individual performance. During 2004, the Company used base salary, annual incentives and long-term incentives under the Incentive Plan to achieve these objectives. In carrying out these objectives, the Committee considers the following:

•        The level of compensation paid to executive officers in positions of companies similarly situated in size and products. To ensure that pay is competitive, the Committee, from time to time, compares the Company’s executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include public and private companies comparable in size, products or industry to the Company.

•        The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company’s core values.

•        Corporate performance, which is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company’s objectives and goals as typically reflected in the annual operating plan.

•        The responsibility and authority of each position relative to other positions within the Company.

The Committee does not quantitatively weigh these factors but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation follows.

BASE SALARY

Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other software and computer industry companies of similar size and products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting periodic compensation reviews, the Committee considers each individual executive officer’s achievements

*                    The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

in meeting Company financial and business objectives during the prior fiscal year, as well as the executive officer’s performance of individual responsibilities and the Company’s financial position and overall performance. The Committee periodically considers the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries of each executive officer.

ANNUAL INCENTIVE

Annual bonus incentives for executives are intended to reflect the Company’s belief that management’s contribution to stockholder returns comes from achieving operating results that maximize the Company’s earnings and cash flow over a multi-year time horizon. The Company believes that the achievement of its performance objectives depends on (a) its ability to deliver outstanding products and services to its customers, (b) its success in establishing and maintaining a position of strength in its chosen markets and (c) its short- and long-term profitability, as well as the quality of that profitability. For purposes of annual incentive compensation, progress towards these performance objectives is measured against the results anticipated in the Company’s annual operating plan, which is approved by the Board of Directors.

The 2004 incentive compensation for executive officers other than the CEO was based in part on the achievement of total Company results consistent with the Company’s 2004 operating plan, as well as achievement of other objectives in the 2004 operating plan specific to such officers’ individual areas of management responsibility.

The Company believes that this incentive compensation structure closely links the incentives paid to its executives with the results necessary to create long-term value for stockholders.

LONG-TERM INCENTIVE

The Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests in enhancing stockholder value. In that regard, stock options also are used to retain executives and motivate results to improve long-term stock market performance. Stock options are granted at the prevailing market value and will have value only if the Company’s stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of the Company’s officers and senior executives, and recommends additional stock option grants as appropriate.

The Committee determines the number of options to be granted to executive management based on (a) competitive practice within the comparison group used in determining base salary, (b) historical performance of the executive and (c) the amount of prior grants held by such executive, as well as the number of vested versus unvested options. When using comparative data, the Company targets its option grants in the mid to high range of comparable companies.

Section 162(m) limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain covered employees in a taxable year. Compensation above $1.0 million may be deducted if it is “performance-based compensation” within the meaning of the Code. Stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company’s Common Stock on the date of grant are considered to be “performance-based compensation.”

CEO COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

Dr. Chen served as Chairman, President and Chief Executive Officer throughout the year, and he continues to hold these offices.

Dr. Chen’s base salary, annual incentives and long-term incentives were determined in accordance with the criteria described in the “Base Salary,” “Annual Incentive” and “Long-Term Incentive” sections of this report. Dr. Chen received $350,000 in base salary. This amount, together with a potential annual incentive tied to the achievement of 2004 revenue and net income targets, was estimated to provide an annual cash compensation level which would be competitive with the mid to high range of compensation paid by comparable software companies. Dr. Chen did not receive a bonus in 2004 because the Company did not meet the operating plan targets for 2004. See “Summary Compensation Table.”

CONCLUSION

Through the plans described above, a significant portion of the Company’s executive compensation programs and Dr. Chen’s compensation are contingent on Company performance and realization of benefits closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE

David L. Anderson, Chairman

Koh Boon Hwee

PERFORMANCE MEASUREMENT COMPARISON*

The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1999 for (a) the Company’s Common Stock, (b) the Nasdaq Stock Market (U.S.) Index (the “Nasdaq Index”) and (c) the JP Morgan H&Q Internet 100 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BROADVISION, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE RDG INTERNET COMPOSITE INDEX

*                    $100 invested on 12/31/99 in stock or index-

including reinvestment of dividends.

Fiscal year ending December 31.

*                    This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2001, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeds or exceeded $60,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of the Company’s voting securities or members of such person’s immediate family had or will have a direct or indirect material interest other than as described under “Management” and as described below. All future transactions between the Company and any of the Company’s directors, executive officers or related parties will be subject to the review and approval of the Company Audit Committee or other committee comprised of independent, disinterested directors.

Director and Officer Indemnification

The Company has entered into indemnity agreements with certain officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for in such agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party be reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws. The Company restated certificate of incorporation contains provisions limiting the liability of directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are BroadVision, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received a broker notice that it will be “householding” communications to that stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until consent is revoked. If, at any time,  the stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement and annual report, that stockholder should notify the broker or direct a written request to: Corporate Secretary, BroadVision, Inc., 585 Broadway, Redwood City, California 94063 or contact Investor Relations at (650) 261-5100. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

WILLIAM E. MEYER
Secretary
April 22, 2005

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Corporate Secretary, BroadVision, Inc., 585 Broadway, Redwood City, California 94063.

APPENDIX A
BROADVISION, INC.
CHARTER OF THE AUDIT COMMITTEE

PURPOSE

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of BroadVision, Inc. (the “Company”) shall be to act on behalf of  the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of the Company’s financial statements and reports and the qualifications, independence and performance of the firm(s) of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”). The Committee shall provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board. The Committee shall also act on behalf of the Board on fulfilling the Board’s oversight responsibilities with respect to the Company’s corporate governance functions and to make recommendations to the Board regarding corporate governance issues. The operation of the Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors and the Company’s financial management and internal auditors.

COMPOSITION

The Committee shall consist of at least three members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, and shall meet the standards for independence and financial literacy requirements set forth in applicable rules and regulations of The Nasdaq Stock Market (“Nasdaq”). At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s chairperson shall be designated by the Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

MEETINGS AND MINUTES

The Committee shall hold such regular or special meetings as its members deem necessary or appropriate. Minutes of each meeting of the Committee shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting. The Committee shall report to the Board from time and time and whenever requested to do so by the Board.

AUTHORITY

The Committee shall be authorized to access such internal and external resources as deemed necessary or appropriate by the Committee to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

In particular, the Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of  the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have authority to hire, determine compensation for and oversee the staff of the Company’s internal audit function. The Committee shall have authority to retain and determine compensation for, at the expense of the Company, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall also have authority to pay, at the expense of the Company, ordinary administrative expenses that, as determined by the Committee, are necessary or appropriate in carrying out its duties. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company, attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors and the staff of the Company’s internal audit function, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following functions and responsibilities with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:

1.   Evaluation and Retention of Auditors.   To evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year, which retention shall be subject only to ratification by the Company’s stockholders.

2.   Approval of Audit Engagements.   To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid, at the Company’s expense, to the Auditors, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3.   Approval of Non-Audit Services.   To determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4.   Auditor Conflict.   At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

5.   Audited Financial Statement Review.   To review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission and to recommend whether or not such financial statements should be so included.

6.   Annual Audit Results.   To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

7.   Quarterly Results.   To review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Audit Committee by the Auditors under generally accepted auditing standards.

8.   Press Releases.   To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The chairperson of the Committee may represent the entire Committee for purposes of this discussion.

9.   Accounting Principles and Policies.   To review and discuss with management and the Auditors, as appropriate,  significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

10.   Risk Assessment and Management.   To review and discuss with management and the Auditors, as appropriate,  the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

11.   Management Letters.   To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

12.   Disagreements Between Auditors and Management.   To review and discuss with the Auditors and management any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

13.   Internal Control Over Financial Reporting.   To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal control over financial reporting, including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

14.   Separate Sessions.   Periodically, to meet in separate sessions with the Auditors, the internal auditors and management to discuss any matters that the Committee, the Auditors, the internal auditors or management believe should be discussed privately with the Committee.

15.   Correspondence with Regulators.   To consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

16.   Complaint Procedures.   To establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

17.   Regulatory and Accounting Initiatives.   To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

18.   Investigations.   To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

19.   Proxy Report.   To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

20.   Annual Charter and Committee Review.   To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval, and review and assess its own performance at least annually.

21.   Report to Board.   To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Company’s Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

22.   Corporate Governance Principles.   The Committee shall periodically review and assess the Company’s Code of Business Ethics and Conduct (the “Code of Conduct”), and shall recommend to the Board any changes deemed appropriate for its consideration. Further, the Committee shall periodically review Company policy statements to determine their adherence to the Code of Conduct.

23.   Ethical Compliance.   The Committee shall periodically review the results of managements’ efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules as well as to the Company’s Code of Conduct, including review and approval of related-party transactions as required by Nasdaq rules.

24.   Committee Self-Assessment.   The Committee shall review, discuss and assess its own performance at least annually. The Committee shall also periodically review and assess the adequacy of this Charter, including the Committee’s role and responsibilities as outlined in this Charter, and shall recommend any proposed changes to the Board for its consideration.

25.   General Authority.   To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

BROADVISION, INC.

☐            Mark this box with an X if you have made changes to your name or address details above.

ANNUAL MEETING PROXY CARD

A.                                    Election of Directors.

1.                                       To elect directors to serve for the ensuing year and until their successors are elected.  The Board of Directors recommends a vote FOR the following nominees:

	For	Withhold		For	Withhold
01-Pehong Chen	☐	☐
02-David L. Anderson	☐	☐	05-Roderick C. McGeary	☐	☐
03-James D. Dixon	☐	☐	06-T. Michael Nevens	☐	☐
04-Robert Lee	☐	☐

B.                                    Proposals.

The Board of Directors recommends a vote FOR the following proposals:

2.

To approve the issuance of shares of common stock (i) upon the conversion of convertible notes and the exercise of warrants issued and issuable pursuant to a private financing completed in November 2004 and (ii) in satisfaction of certain principal and interest payment obligations under such convertible notes.

		For ☐	Against ☐	Abstain ☐

3.

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce (i) the total authorized number of shares from 2,010,000,000 to 223,333,333 shares, (ii) the authorized number of shares of common stock from 2,000,000,000 to 222,222,222 shares and (iii) the authorized number of shares of preferred stock from 10,000,000 to 1,111,111 shares.

		For ☐	Against ☐	Abstain ☐

4.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.	For ☐	Against ☐	Abstain ☐

C.                                    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy.  All joint holders must sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 1—Please keep signature within the box	Date (mm/dd/yyyy)

PROXY—BROADVISION, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2005

The undersigned hereby appoints Pehong Chen and William E. Meyer, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of BroadVision, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 585 Broadway, Redwood City, California on Tuesday, May 24, 2005 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2, 3 AND 4.